Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (Nos. 333-202960, 333-188870, 333-174203, 333-164177, 333-133824, 333-127857 and 333-117022) and the Registration Statements on Form S-8 (Nos. 333-126551, 333-151903, 333-174940, 333-190376, 333-198046 and 333-206330) of Mast Therapeutics, Inc. of our report dated March 14, 2016 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

San Diego, California

March 6, 2017